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                                                                    Exhibit 5.01

                                  March 8, 2002

Euronet Worldwide, Inc.
4601 College Boulevard
Suite 300
Leawood, Kansas 66211

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") filed by Euronet Worldwide, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration of 625,000 shares of its Common Stock, par value $0.02 per share (the "Shares"). The Shares may be sold to the public by the selling stockholders named in the Registration Statement.

     In connection with this opinion, we have examined originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of officers or other duly authorized representatives of the Company, and such other documents, as we have deemed necessary as a basis for the opinion set forth below. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     We do not express any opinion herein on the laws of any jurisdiction other than the General Corporation Law of the State Delaware.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the related prospectus. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                              Very truly yours,



                                              Shearman & Sterling

JMB/DK